UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2008, BioMarin Pharmaceutical Inc. (the “Company”) announced financial results for its first quarter ended March 31, 2008. The Company’s press release issued on April 29, 2008 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In its press release the Company included net income for the first quarter ended March 31, 2008 and an estimate of net income for the year ending December 31, 2008, each not determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The non-GAAP financial measures excluded the non-cash stock expense for the first quarter ended March 31, 2008 and management’s estimate of non-cash stock expense for 2008, respectively. Reconciliations for such non-GAAP financial measures to the comparable GAAP financial measures are included in the press release attached hereto as Exhibit 99.1. Management believes this non-GAAP information is useful for investors taken in conjunction with the Company’s GAAP net income for the first quarter and net income guidance for 2008 because management uses such information internally for its operating, budgeting and financial planning purposes, and to enhance investors’ overall understanding of the Company’s prospects for the future. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s performance in the first quarter ended March 31, 2008 and the Company’s 2008 financial guidance as reported under GAAP.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit 99.1	Press Release of the Company dated April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date April 29, 2008	/s/ G. Eric Davis
G. Eric Davis Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Registrant dated April 29, 2008